UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd

Petaluma, CA 94954

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Bonus Awards

On March 11, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Enphase Energy, Inc. (the “Company”), awarded discretionary cash bonus awards payable to certain of the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) (the “NEO’s”) for performance related to the fiscal year 2011 in the amounts set forth in the table below.

Named Executive Officer	2011 Bonus Award
Dennis Hollenbeck, Vice President of Engineering	$50,000
Greg Steele, Vice President of Operations	$58,000

2012 Base Salaries

On March 11, 2012, the Compensation Committee approved the 2012 base salaries (effective retroactively to January 1, 2012) for certain of the NEO’s in the amounts set forth in the table below.

Named Executive Officer	2012 Base Salary
Paul B. Nahi, President and Chief Executive Officer	$400,000
Dennis Hollenbeck, Vice President of Engineering	$250,000
Jeff Loebakka, Vice President of Worldwide Sales	$275,000
Greg Steele, Vice President of Operations	$235,000

2012 Performance Bonus Program for Executive Officers and Other Employees

On March 11, 2012, the Compensation Committee approved the 2012 cash performance bonus program (the “2012 Bonus Program”) for the Company’s executive officers and other employees. The cash bonus plan is summarized in Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	2012 Performance Bonus Program Summary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2012	ENPHASE ENERGY, INC.

	By:	/s/ Paul B. Nahi
Paul B. Nahi
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	2012 Performance Bonus Program Summary.